UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2008

TERRA INDUSTRIES INC.
 (Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa	51102-6000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 277-1340

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 9, 2008, Terra Capital, Inc. (“Terra Capital”), a subsidiary of Terra Industries Inc. (“Terra”), Terra Environmental Technologies Inc. (the “New Guarantor”), each other then existing Guarantor under the Indenture (as hereinafter defined) (the “Existing Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”), entered into a supplemental indenture (the “Supplemental Indenture”), supplementing the Indenture, dated February 2, 2007 (as amended, supplemented, waived or otherwise modified, the “Indenture”), among Terra Capital, Terra, the Existing Guarantors and the Trustee, pursuant to which Terra Capital issued 7% Senior Notes due 2017 (the “Notes”). Pursuant to the Supplemental Indenture, the New Guarantor became a guarantor of Terra Capital’s obligations under the Notes.

In connection with the foregoing, the New Guarantor is also joining the Amended and Restated Pledge and Security Agreement dated as of October 10, 2001 by Terra Capital and certain of its affiliates as grantors in favor of Citicorp USA, Inc., as agent for the secured parties referred to therein. In addition, the New Guarantor is also agreeing to be bound as a guarantor for purposes of the Guaranty dated as of October 10, 2001, among Terra and certain of its subsidiaries listed on the signature pages thereof and acknowledged by Citicorp USA Inc., as administrative agent.

A copy of the Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Supplemental Indenture is qualified in its entirety by reference to such exhibits.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
4.1	Supplemental Indenture, dated January 9, 2008, by and among Terra Capital, Inc., Terra Industries Inc., Terra Environmental Technologies Inc., the existing guarantors named therein and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.

/s/ John W. Huey
John W. Huey
Vice President, General Counsel and Corporate Secretary

Date: January 10, 2008

EXHIBIT INDEX

Exhibit No.	Description
4.1	Supplemental Indenture, dated January 9, 2008, by and among Terra Capital, Inc., Terra Industries Inc., Terra Environmental Technologies Inc., the existing guarantors named therein and U.S. Bank National Association, as trustee.

Filed herewith electronically.